Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-186184) of Norwegian Cruise Line Holdings Ltd. of our report dated February 20, 2013, relating to the financial statements of Norwegian Cruise Line Holdings Ltd., which appears in the Form 10-K.

/s/ PricewaterhouseCoopers LLP

Miami, Florida

February 20, 2013